UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2012

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On September 28, 2012, M-tron Industries, Inc. ("Mtron") and Piezo Technology Inc. ("Piezo", and together with Mtron, "MtronPTI"), each a wholly owned subsidiary of The LGL Group, Inc. (the "Company"), entered into a Second Amendment to Master Loan Agreement, dated as of September 28, 2012 (the "Amendment"), with JPMorgan Chase Bank, N.A. (the "Bank").
The Amendment amends the Master Loan Agreement, dated as of June 30, 2011, by and between MtronPTI and the Bank to (i) amend the financial covenant relating to the maintenance of a certain minimum level of tangible net worth, (ii) provide for the renewal and reduction of the Company's revolving line credit facility to $1,500,000 (the "Revolving Loan") and (iii) adjust the requirements for calculating the Revolving Loan borrowing base.
A copy of the Amendment is filed herewith as Exhibit 10.1 and incorporated herein by reference.  The terms of the Revolving Loan are evidenced by a separate note, dated September 28, 2012, the form of which is filed as Exhibit 10.2 and incorporated herein by reference
The foregoing description of the Amendment and the Revolving Loan is not complete and is qualified in its entirety by reference to the full text of such documents, which are filed herewith and incorporated herein by reference.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 with respect to the Loan Agreement and the Revolving Loan is incorporated by reference into this Item 2.03.
Item 9.01.                          Financial Statements and Exhibits.
(d)            Exhibits
Exhibit No.	Description
10.1	Second Amendment to Master Loan Agreement, dated as of September 28, 2012, by and between M-tron Industries, Inc., Piezo Technology, Inc. and JPMorgan Chase Bank, N.A.
10.2	Form of Revolving Loan Note, by M-tron Industries, Inc. and Piezo Technology, Inc. for the benefit of JPMorgan Chase Bank, N.A.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 4, 2012	THE LGL GROUP, INC.

	By:	/s/ R. LaDuane Clifton
		Name:	R. LaDuane Clifton
		Title:	Chief Accounting Officer

EXHIBIT INDEX
Exhibit No.	Description
10.1	Second Amendment to Master Loan Agreement, dated as of September 28, 2012, by and between M-tron Industries, Inc., Piezo Technology, Inc. and JPMorgan Chase Bank, N.A.
10.2	Form of Revolving Loan Note, by M-tron Industries, Inc. and Piezo Technology, Inc. for the benefit of JPMorgan Chase Bank, N.A.